Exhibit 99.2

Subject: CEO letter to CLIENTS

Audience: Digital River clients across commerce, payments and marketing services

Channel: Email

Dear Client:

I am writing to share an exciting update about Digital River. Today we announced that Digital River has entered into a definitive merger agreement to be acquired by an investment group led by Siris Capital Group, a leading private equity firm that specializes in technology company investments. Following the completion of the transaction — which we believe will be in the first quarter of 2015, pending satisfaction of certain conditions to the closing customary for this type of transaction — Digital River will no longer be a publicly traded company.

We believe partnering with Siris will afford us some important advantages and lead to valuable benefits for our clients. It will enable us to:

•                  Sharpen our focus so we can execute more aggressively on long-term, high-potential global opportunities;

•                  Accelerate our product and technology transformation to help you innovate; and ultimately

•                  Deliver more value for you, more quickly.

As we work through preparations to complete the transaction, we are taking a business-as-usual approach to running Digital River. Meeting your needs for world-class commerce, payments and marketing services remains our top priority — especially over the important holiday season. I can assure you that our teams remain laser-focused on ensuring your success over the coming months.

The investment Siris is making in Digital River is a clear endorsement of our business strategy, our world-class team and our intense commitment to clients. Until the transaction is completed, Digital River will continue to operate as a public company. Your account manager and primary points of contacts will remain the same. If you have any questions about today’s news, please contact your account manager.

As we start this new chapter in Digital River’s history together, I want to thank you for your ongoing partnership and support. Following this acquisition, we expect to be even better positioned to deliver on our vision of setting the standard for commerce, payments and marketing services around the world.

Sincerely,

David Dobson
Chief Executive Officer
Digital River

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Digital River.  In connection with the proposed merger, Digital River intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A.  Following the filing of the definitive proxy statement with the SEC, Digital River will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. INVESTORS AND SECURITY HOLDERS OF THE COMPANY ARE URGED TO READ THESE MATERIALS (INCLUDING ANY

AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE MERGER THAT DIGITAL RIVER WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT DIGITAL RIVER AND THE PROPOSED MERGER. The preliminary proxy statement, the definitive proxy statement and other relevant materials in connection with the proposed merger (when they become available), and any other documents filed by Digital River with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Digital River’s website, www.digitalriver.com, or by contacting Investor Relations by directing a request to Digital River, Inc., Attention: Investor Relations, 10380 Bren Road West, Minnetonka, MN 55343, or by calling 952-225-3351.

Digital River and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Digital River’s stockholders with respect to the proposed merger. Information about Digital River’s directors and executive officers and their ownership of Digital River’s common stock is set forth in the proxy statement for Digital River’s 2014 Annual Meeting of Shareholders, which was filed with the SEC on April 11, 2014. Information regarding the identity of the potential participants, and their direct or indirect interests in the merger, by security holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with the SEC in connection with the proposed merger.

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